UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

Navitas Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Challenger Street, Torrance, California	90503-1640
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 24, 2026, Navitas Semiconductor Corporation (“Navitas” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Claros, Inc., a Delaware corporation (“Claros”), Compass Merger Sub 1 Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub 1”), Compass Merger Sub 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub 2”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the securityholders of Claros (the “Securityholders’ Representative”). The Company, Claros, Merger Sub 1, Merger Sub 2 and Securityholders’ Representative are each referred to herein as a “Party” and, collectively, as the “Parties.” Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, the parties intend that (i) Merger Sub 1 will be merged with and into Claros, with Claros being the surviving corporation in such merger (the “First Merger”), and (ii) immediately following the consummation of the First Merger, Claros will be merged with and into Merger Sub 2, with Merger Sub 2 being the surviving limited liability company in such merger (such second-step merger, the “Second Merger,” and together with the First Merger, collectively, the “Mergers” and each a “Merger”).

The aggregate purchase price pursuant to the Merger Agreement is estimated to be approximately $232.8 million, of which approximately $126.4 million of the purchase price will be payable at closing in cash, approximately $89.7 million of the purchase price will be payable at closing in approximately 6.9 million shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) and approximately $16.7 million of the purchase price will be payable based on the achievement of certain business milestones (the “Earnout”) during the period from the Closing Date through and including the day immediately prior to the two (2)-year anniversary of the Closing Date (the “Earnout Period”). The Company will pay the Earnout in shares of Common Stock, which amount will not exceed approximately 1.28 million shares. For purposes of determining the estimated aggregate purchase price, the Company has based the value of that portion of the purchase price to be paid in shares of its Common Stock on the closing price per share of Common Stock on August 21, 2026, which is $12.97 (the “Reference Share Price”). The Company has agreed to file a registration statement on Form S-4 with respect to the Common Stock to be issued as consideration for the Mergers, including in connection with the Earnout.

The Merger Consideration (as defined in the Merger Agreement) is subject to adjustment at and following the Closing Date (as defined in the Merger Agreement) for working capital and other items.

The Company will also issue performance stock units (the “PSUs”) to certain employees of Claros who will continue their employment with the Company after the closing of the Mergers. The PSUs will be issued under the Company’s 2021 Equity Incentive Plan, as amended, and will vest on the achievement of certain business milestones during the Earnout Period. If and to the extent vested, the PSUs will be paid in shares of the Common Stock. The PSUs have an approximate value of $28.9 million based on the Reference Share Price.

The Mergers are subject to customary closing conditions, including clearance of the Mergers from the Department of Justice under the Hart Scott Rodino Act of 1976. Subject to satisfaction or waiver of the conditions of the Merger Agreement, the Company currently anticipates the closing of the Mergers to occur prior to December 31, 2026; however, there can be no assurance that the Mergers will close before December 31, 2026, or at all.

Subject to the qualifications set forth therein, the Merger Agreement may be terminated by (i) the mutual written consent of the Company and Claros, (ii) by the Company in the event of breach of certain representations, warranties, or covenants by Claros; (iii) by Claros in the event of breach of certain representations, warranties, or covenants by the Company, Merger Sub 1, or Merger Sub 2; (iv) by the Company or Claros if the closing of the Mergers do not occur on or before December 22, 2026; or (v) by the Company if Claros fails to obtain and deliver to the Company an executed written consent of Claros’ shareholders approving and authorizing the Mergers or the Claros Board of Directors changes its recommendation to the Claros’ shareholders to vote in favor of the Mergers or the failure of certain closing conditions to be capable of being satisfied.

The Merger Agreement contains representations, warranties, and covenants, including indemnification obligations, that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties, and covenants, and with respect to the indemnification obligations, were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. It is not intended to provide any other factual information about the Company, Merger Sub 1, Merger Sub 2, Claros or the Securityholders’ Representative. In particular, the representations, warranties, covenants, and agreements contained in the Merger Agreement, which were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, reports, and documents filed with the Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants, and agreements, or any description thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants, and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 7.01.	Regulation FD Disclosure.

On August 24, 2026, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. In addition, the Company has prepared an investor presentation regarding the transactions contemplated by the Merger Agreement, which it expects to use in connection with presentations to analysts and investors. The investor presentation is available in the Investors section of the Company’s website located at ir.navitassemi.com, furnished as Exhibit 99.2 and incorporated into this Item 7.01 by reference. Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide The Company’s and Claros’ respective management’s current expectations or plans for the Company’s future operating and financial performance, based on assumptions currently believed to be valid. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “would,” “could,” “should,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. These statements, including statements regarding the Mergers, the expected timing of the closing of the Mergers, and the anticipated benefits and prospects of the combined company, are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that the Mergers may not be completed in a timely manner or at all; the failure to satisfy the other conditions to the closing of the Mergers; the effect of the announcement, pendency or completion of the transaction on the market price of the Common Stock; the effects of business disruption resulting from the announcement or pendency of the Mergers; the diversion of management’s attention and resources from ongoing business operations; the effect of the transaction on the parties’ ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; restrictions during the pendency of the transaction that may limit the parties’ ability to pursue business opportunities or strategic transactions; the risk that the anticipated benefits, synergies and cost savings may not be realized within the expected timeframe or at all; the difficulties and costs of integrating the two businesses; significant transaction costs and/or unknown or inestimable liabilities; the occurrence of any event that could give rise to termination of the Merger Agreement; the risk of stockholder litigation in connection with the transaction; the impact of macroeconomic and market conditions, including economic downturns, international conflict, trade disputes and tariffs; and the other risks identified in the Company’s filings with the SEC. There can be no assurance that the Mergers will in fact be consummated in the manner described or at all. These forward-looking statements speak only as of the date of this report and neither the Company nor Claros undertakes any obligation to update any forward-looking statement, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated August 24, 2026, by and among Navitas Semiconductor Corporation, Claros, Inc., Compass Merger Sub 1 Inc., Compass Merger Sub 2 LLC, and Shareholder Representative Services LLC.
99.1	Press release, dated August 24, 2026.
99.2	Investor presentation, dated August 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*	The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon request; provided, that the Company may request confidential treatment for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION

Dated: August 25, 2026
	By:	/s/ Chris Allexandre
Chris Allexandre
President and Chief Executive Officer